                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in Registration Statement Nos. 33-66366, 33-77372, 33-77374, 33-94030, 33-95924, 333-03988 and 333-33525
on Form S-8 and 33-96254 and 333-16973 on Form S-3 of our report dated January 26, 1998 (except for Note 15, as to which the date is February 24, 1998) appearing in the Annual Report on Form 10-K of Wonderware Corporation for the year ended December 31, 1997.



/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 27, 1998